UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[X]	Preliminary Information Statement
[ ]	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

HER IMPORTS

(Name of Registrant as Specified in its Charter)

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HER IMPORTS

8861 W. Sahara Ave., Suite 210

Las Vegas, Nevada 89117

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

NO VOTE OR ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

About this Information Statement

This Information Statement is first being mailed on or about July 17, 2018 to the holders of record at the close of business on June 23, 2018 of shares of common stock, par value $0.001 per shares (the “Common Stock”) of Her Imports, a Nevada corporation (“we”, “us” or the “Company”), in full satisfaction of our notice requirements under the Securities Exchange Act of 1934 (the “Exchange Act”).

This Information Statement is being furnished to our shareholders in connection with action by written consent in lieu of a special meeting by Cabello Real Ltd. and Cabello Real FZE, our largest shareholders, indirectly controlled by Mr. Johnathan Terry, who held as of June 27, 2018 an aggregate of 6,022,695 shares of Common Stock (the “Consenting Shareholders”), or approximately 69.6% of the outstanding shares of Common Stock of the Company, which constitutes the majority of the voting power of the Company. The Consenting Shareholders consented to the adoption of an amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) to authorize the Company pursuant to Section 78.215 of the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”) to make a distribution in the form of a share dividend (the “Share Dividend”) on a non-pro rata basis. See “Amendment to the Company’s Articles of Incorporation to Effect the Share Dividend–Summary of Amendment” for a more detailed description of the Amendment.

We will pay the expenses of furnishing this Information Statement to our shareholders, including the cost of preparing, assembling and mailing this Information Statement.

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BACKGROUND OF THE AMENDMENT

Board and Shareholder Authorization

The Nevada Revised Statutes and our Articles of Incorporation permit our shareholders to approve by written consent any action required or permitted to be taken at a shareholders’ meeting, as if the action were taken at a duly constituted meeting of our shareholders. On June 15, 2018, the board of directors of the Company (the “Board”) adopted a resolution setting forth the Amendment authorizing the Company pursuant to Section 78.215 of the Nevada Revised Statutes to distribute the Share Dividend, subject to approval of the Amendment by the Company’s shareholders, and recommended that it be presented to our shareholders for approval.

On June 27, 2018, the Consenting Shareholders consented in writing to approve the Amendment. As of June 27, 2018, the Consenting Shareholders held an aggregate of 6,022,695 shares of Common Stock, or approximately 69.6% of the outstanding shares of Common Stock of the Company.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO EFFECT THE SHARE DIVIDEND

The Company will file with the Secretary of State of Nevada the Amendment in the form attached to this Information Statement as Exhibit A.

Summary of Amendment

Section 78.215 of the Nevada Revised Statutes requires that when shares are issued to shareholders as a share dividend not on a pro rata basis, the articles of incorporation must specifically authorize such share dividend. The Amendment authorizes issuance of the Share Dividend in the amount of 100 shares of Common Stock per beneficial owner of Common Stock pursuant to Section 78.215 of the Nevada Revised Statutes.

For the purposes of the Amendment and the Share Dividend, a “beneficial owner” is a shareholder whose shares of our Common Stock are reflected in such shareholder’s name on the Company’s stock transfer records or are held by a brokerage firm, bank, trustee or another agent (“nominee”). Shareholders whose shares of our Common Stock are registered directly in their name with our transfer agent, Direct Transfer, LLC, are considered the “record holders” with respect to those shares. Each record holder, except for Cede & Co. (“Cede”) or any other nominee, will receive 100 shares of Common Stock as the Share Dividend. The number of shares to be received by each nominee will be determined by multiplying 100 shares by the number of beneficial owners (i) whose shares of our Common Stock are held by such nominee and (ii) who beneficially owns less than 100 shares of Common Stock on the records maintained by the nominee. The Company expects Cede to receive approximately 2,600 shares of Common Stock as the Share Dividend. The total number of shares of Common Stock to be issued as the Share Dividend is expected to be approximately 9,700 shares.

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Purpose of the Amendment

The Company wishes to have its Common Stock listed on a national securities exchange, including the NYSE American, LLC and/or The Nasdaq Capital Market of the Nasdaq Stock Market, LLC. In order to satisfy the initial listing requirements of these securities exchanges, the Company must, among other things, increase the number of its shareholders and/or the number of shareholders that hold 100 shares of Common Stock or more each (the “Round Lot Shareholders”), as applicable.

As one way of achieving this objective, management proposed issuing the Share Dividend in the amount of 100 shares of Common Stock per beneficial owner of Common Stock pursuant to Section 78.215 of the Nevada Revised Statutes. Additionally, the Company has granted a total of 6,400 shares of its restricted Common Stock pursuant to the Her Imports 2017 Equity Incentive Plan to the employees of the Company and its independent directors as a way to increase the number of the Company’s shareholders, including Round Lot Shareholders. As of June 29, 2018, the Company had approximately 134 Round Lot Shareholders. The Company expects that immediately upon the distribution of the Share Dividend it will have approximately 231 Round Lot Shareholders.

There can be no assurance that the Share Dividend authorized pursuant to the Amendment alone or in conjunction with other measures will help the Company achieve the desired results outlined above.

Effect on Outstanding Shares, Authorized Shares and Proportionate Holdings of the Company’s Shareholders

As the result of the Share Dividend the number of the Company’s issued and outstanding shares of Common Stock will increase from 8,656,495 as of June 29, 2018 to 8,666,195. The number of shares authorized for issuance will remain the same.

PLEASE NOTE THAT THE SHARE DIVIDEND WILL CHANGE YOUR PROPORTIONATE EQUITY INTEREST IN THE COMPANY.

Because the Share Dividend is not a pro-rata distribution, it will result in a disproportionate increase in the percentage equity interest held by minority holders of Common Stock and a dilution of the percentage equity interest held by majority holders of Common Stock. For example, shareholders holding as little as one share will benefit more than shareholders holding 99 shares. Shareholders holding 100 or more shares are diluted and receive nothing.

Appraisal Rights

Under the Nevada Revised Statutes, the Company’s shareholders are not entitled to appraisal rights in connection with the adoption of the Amendment.

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Material U.S. Tax Consequences

As of the date of this Information Statement, the Company has not completed its analysis of material U.S. federal income tax consequences of the Share Dividend based on the current provisions of the Internal Revenue Code (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE SHARE DIVIDEND IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAX JURISDICTION.

EFFECTIVE DATE

The Effective Date will be the date and time when the Amendment is filed with the Secretary of State of the State of Nevada pursuant to Section 78.390(6) of the Nevada Revised Statutes or upon a later date and time as specified in the Amendment. Pursuant to Rule 14c-2 under the Exchange Act, the Amendment cannot become effective until at least 20 calendar days following our mailing of this Information Statement to our shareholders. We must also give at least 10 days notice to the Financial Industry Regulatory Authority. We anticipate distributing the Share Dividend on or as soon as possible after the Effective Date.

SHAREHOLDERS’ RIGHTS

The elimination of the need for a meeting of our shareholders to approve the Amendment is allowed under Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. This Information Statement is being delivered in full satisfaction of any notice requirements under the Exchange Act. No separate notice is required pursuant to the Nevada Revised Statutes.

OUTSTANDING VOTING SECURITIES

As of June 29, 2018, there were 8,656,495 shares of Common Stock issued and outstanding. On all matters other than election of directors each shareholder of the Company has one vote for each share of Common Stock owned by the shareholder.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned as of June 29, 2018 by (i) those persons known by us to be owners of more than 5% of Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all current executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Her Imports, 8861 W. Sahara Ave., Suite 210, Las Vegas, Nevada 89117. Beneficial ownership is determined under the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, Her Imports believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Named Executive Officers and Directors:
Common Stock	Barry Hall	62,500	*
Common Stock	Tolanda Shorter (2)	6,350	*
Common Stock	Leonard Dreyer (3)	2,599	*
Common Stock	Karen Macdonald (4)	3,641	*
Common Stock	Aric Perminter (4)	3,641	*
Common Stock	Faisal Razzaqi (4)	3,641	*
Common Stock	All directors and executive officers as a group (7 persons)	82,472	*

5% Shareholders:
Common Stock	Cabello Real Ltd. (5)	4,750,000	54.9%
Common Stock	Cabello Real FZE (5)	1,272,695	14.7%
Common Stock	Malaika Terry (6)	1,000,000	11.6%

* indicates less than 1%

(1)	Based on 8,656,459 shares of Common Stock issued and outstanding as of June 29, 2018.

(2)	Includes 6,250 shares of Common Stock issuable upon exercise of vested stock options.

(3)	Includes 2,499 shares of Common Stock issuable upon exercise of vested stock options.

(4)	Includes 3,541 shares of Common Stock issuable upon exercise of vested stock options.

(5)

Cabello Real Ltd is located at Level 23 Boulevard Plaza Tower 2 Emaar Boulevard, Dubai, United Arab Emirates. Cabello Real FZE is located at Business Center, Al Shmookh Building, UAQ Free Trade Zone, Umm Al Quwain, United Arab Emirates. Mr. Jonathan Terry indirectly controls Cabello Real Ltd. and Cabello Real FZE. Additionally, Cabello Real Ltd. owns 5 million shares of non-voting callable preferred stock.

(6)	Malaika Terry’s address is 246 Hemlock Dr., Stouffville, Ontario, L4A 5A5 Canada.

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HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of this Information Statement, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of materials from the Company, or if you hold stock in more than one account, and in either case you wish to receive only a one copy of materials from the Company for your household, please contact the Company’s Corporate Secretary at: Her Imports, 8861 W. Sahara Ave., Suite 210, Las Vegas, NV 89117 Attention: Corporate Secretary, or by telephone at: (702) 544-0195.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

AVAILABLE INFORMATION

We will furnish without charge to each shareholder, upon request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. A request for a copy of such report should be directed to Her Imports, 8861 W. Sahara Ave., Suite 210, Las Vegas, NV 89117 Attention: Corporate Secretary.

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EXHIBIT A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

Her Imports (the “Corporation”), a corporation organized and existing under the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”), hereby certifies as follows:

1. Pursuant to Sections 78.320, 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the holders of a majority of the voting power of the Corporation.

2. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended to add the following paragraph as the last paragraph of Section 3:

Pursuant to Section 78.215 of the Nevada Revised Statutes, on the later of (i) the day following the filing of this Certificate of Amendment with the Secretary of State of the State of Nevada or (ii) the date upon which the Company complies with the requirements of the rules under the Securities Exchange Act of 1934 and the Financial Authority Regulatory Authority, the Corporation shall be authorized to issue as dividend to the shareholders of the Corporation as of a record date on such date shares of common stock in the amount of one hundred (100) shares of common stock of the Corporation per beneficial owner of common stock of the Corporation. The Board of Directors of the Corporation may define the phrase “beneficial owner” or delegate it to the officers of the Corporation.

3. This Certificate of Amendment to the Articles of Incorporation was duly adopted and approved by the shareholders of the Corporation on the 27th day of June 2018 in accordance with Sections 78.320 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the __ day of _______, 2018.

By:
Name:	Barry Hall
Title:	Chief Executive Officer

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